SECURITY AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

TRONOX INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-2868245
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

123 Robert S. Kerr Avenue, Oklahoma City, Oklahoma	73102
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-125574
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

Class A common stock, par value $0.01	New York Stock Exchange

Series A junior participating preferred stock purchase rights, par value $0.01	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.           Description of Registrant’s Securities to be Registered.

The description of the Registrant’s Class A common stock and the associated Series A junior participating preferred stock purchase rights, which will trade together with the Class A common stock until the occurrence of certain events, is contained in the section entitled “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-125574) (the “Registration Statement”), originally filed on June 6, 2005 under the Securities Act of 1933, as amended, which is incorporated herein by reference.  Any form of prospectus that constitutes part of the Registration Statement and is filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is incorporated herein by reference.

Item 2.           Exhibits.

Pursuant to the “Instructions as to Exhibits” for this Registration Statement on Form 8-A, no exhibits are filed or incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TRONOX INCORPORATED

Date: November 8, 2005	By:	/s/ Roger G. Addison
Roger G. Addison
Vice President